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                                                                     EXHIBIT 4.1


                           MERCANTILE BANK CORPORATION

                                    AS ISSUER

                                       TO

                            WILMINGTON TRUST COMPANY,

                                   AS TRUSTEE


                             SUBORDINATED INDENTURE


                           DATED AS OF SEPTEMBER   , 1999


                   % Junior Subordinated Debentures due 2029





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                                TABLE OF CONTENTS

                                                                                                        Page

ARTICLE I.      DEFINITIONS...............................................................................2

ARTICLE II.     DESCRIPTION,  TERMS, CONDITIONS,  REGISTRATION AND
                EXCHANGE OF THE JUNIOR SUBORDINATED DEBENTURES............................................9
         2.1    DESIGNATION AND PRINCIPAL AMOUNT..........................................................9

         2.2    MATURITY.................................................................................10

         2.3    FORM AND PAYMENT.........................................................................10

         2.4    GLOBAL SUBORDINATED DEBENTURE............................................................10

         2.5    INTEREST.................................................................................12

         2.6    EXECUTION, AUTHENTICATION, DELIVERY AND DATING...........................................13

         2.7    REGISTRATION AND TRANSFER................................................................13

         2.8    MUTILATED, DESTROYED, LOST AND STOLEN JUNIOR
                SUBORDINATED DEBENTURES..................................................................14

ARTICLE III.    REDEMPTION OF JUNIOR SUBORDINATED DEBENTURES.............................................15
         3.1    REDEMPTION...............................................................................15

         3.2    SPECIAL EVENT REDEMPTION.................................................................15

         3.3    OPTIONAL REDEMPTION BY COMPANY...........................................................16

         3.4    NOTICE OF REDEMPTION.....................................................................16

         3.5    PAYMENT UPON REDEMPTION..................................................................17

         3.6    NO SINKING FUND..........................................................................18

ARTICLE IV.     EXTENSION OF INTEREST PAYMENT PERIOD.....................................................18
         4.1    EXTENSION OF INTEREST PAYMENT PERIOD.....................................................18

         4.2    NOTICE OF EXTENSION......................................................................19

         4.3    LIMITATION OF TRANSACTIONS DURING EXTENSION..............................................19

ARTICLE V.      PARTICULAR COVENANTS OF THE COMPANY......................................................19
         5.1    PAYMENT OF PRINCIPAL AND INTEREST........................................................19


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

         5.2    MAINTENANCE OF AGENCY....................................................................19

         5.3    PAYING AGENTS............................................................................20

         5.4    APPOINTMENT TO FILL VACANCY IN OFFICE OF TRUSTEE.........................................21

         5.5    COMPLIANCE WITH CONSOLIDATION PROVISIONS.................................................21

         5.6    RESTRICTIONS ON CERTAIN PAYMENTS.........................................................21

         5.7    COVENANTS AS TO THE TRUST................................................................22

ARTICLE VI.     SECURITYHOLDERS' LISTS AND REPORTS BY THE COMPANY
                AND THE TRUSTEE..........................................................................22
         6.1    COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES
                OF SECURITYHOLDERS.......................................................................22

         6.2    PRESERVATION OF INFORMATION; COMMUNICATIONS WITH
                SECURITYHOLDERS..........................................................................22

         6.3    REPORTS BY THE COMPANY...................................................................23

         6.4    REPORTS BY THE TRUSTEE...................................................................23

ARTICLE VII.    REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON
                EVENT OF DEFAULT.........................................................................24
         7.1    EVENTS OF DEFAULT........................................................................24

         7.2    COLLECTION OF INDEBTEDNESS AND SUITS FOR
                ENFORCEMENT BY TRUSTEE...................................................................25

         7.3    APPLICATION OF MONEYS COLLECTED..........................................................27

         7.4    LIMITATION ON SUITS......................................................................27

         7.5    RIGHTS AND REMEDIES CUMULATIVE; DELAY OR OMISSION
                NOT WAIVER...............................................................................28

         7.6    CONTROL BY SECURITYHOLDERS...............................................................28

         7.7    UNDERTAKING TO PAY COSTS.................................................................29

ARTICLE VIII.   FORM OF JUNIOR SUBORDINATED DEBENTURE AND
                ORIGINAL ISSUE...........................................................................29
         8.1    FORM OF JUNIOR SUBORDINATED DEBENTURE....................................................29

         8.2    ORIGINAL ISSUE OF JUNIOR SUBORDINATED DEBENTURES.........................................29

ARTICLE IX.     CONCERNING THE TRUSTEE...................................................................30


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

         9.1    CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE.......................................30

         9.2    CERTAIN RIGHTS OF TRUSTEE................................................................31

         9.3    TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF
                THE JUNIOR SUBORDINATED DEBENTURES.......................................................32

         9.4    MAY HOLD JUNIOR SUBORDINATED DEBENTURES..................................................32

         9.5    MONEYS HELD IN TRUST.....................................................................32

         9.6    COMPENSATION AND REIMBURSEMENT...........................................................33

         9.7    RELIANCE ON OFFICERS' CERTIFICATE........................................................33

         9.8    DISQUALIFICATION; CONFLICTING INTERESTS..................................................33

         9.9    CORPORATE TRUSTEE REQUIRED; ELIGIBILITY..................................................34

         9.10   RESIGNATION AND REMOVAL; APPOINTMENT OF
                SUCCESSOR................................................................................34

         9.11   ACCEPTANCE OF APPOINTMENT BY SUCCESSOR...................................................35

         9.12   MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION
                TO BUSINESS..............................................................................36

         9.13   PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE
                COMPANY..................................................................................36

         9.14   APPOINTMENT OF AUTHENTICATING AGENT......................................................36

ARTICLE X.      CONCERNING THE SECURITYHOLDERS...........................................................38
         10.1   EVIDENCE OF ACTION BY SECURITYHOLDERS....................................................38

         10.2   PROOF OF EXECUTION BY SECURITYHOLDERS....................................................38

         10.3   WHO MAY BE DEEMED OWNERS.................................................................39

         10.4   CERTAIN JUNIOR SUBORDINATED DEBENTURES OWNED BY
                COMPANY DISREGARDED......................................................................39

         10.5   ACTIONS BINDING ON FUTURE SECURITYHOLDERS................................................39

ARTICLE XI.     SUPPLEMENTAL INDENTURES..................................................................40
         11.1   SUPPLEMENTAL INDENTURES WITHOUT THE CONSENT OF
                SECURITYHOLDERS..........................................................................40

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

         11.2   SUPPLEMENTAL INDENTURES WITH CONSENT OF
                SECURITYHOLDERS..........................................................................41

         11.3   EFFECT OF SUPPLEMENTAL INDENTURES........................................................41

         11.4   JUNIOR SUBORDINATED DEBENTURES AFFECTED BY
                SUPPLEMENTAL INDENTURES..................................................................41

         11.5   EXECUTION OF SUPPLEMENTAL INDENTURES.....................................................42

ARTICLE XII.    SUCCESSOR CORPORATION....................................................................42
         12.1   COMPANY MAY CONSOLIDATE, ETC.............................................................42

         12.2   SUCCESSOR SUBSTITUTED....................................................................43

         12.3   EVIDENCE OF CONSOLIDATION, ETC., TO TRUSTEE..............................................43

ARTICLE XIII.   SATISFACTION AND DISCHARGE...............................................................43
         13.1   SATISFACTION AND DISCHARGE OF INDENTURE..................................................43

         13.2   DISCHARGE OF OBLIGATIONS.................................................................44

         13.3   DEPOSITED MONEYS TO BE HELD IN TRUST.....................................................44

         13.4   PAYMENT OF MONIES HELD BY PAYING AGENTS..................................................44

         13.5   REPAYMENT TO COMPANY.....................................................................44

ARTICLE XIV.    IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS
                AND DIRECTORS............................................................................45
         14.1   NO RECOURSE..............................................................................45

ARTICLE XV.     MISCELLANEOUS PROVISIONS.................................................................45
         15.1   EFFECT ON SUCCESSORS AND ASSIGNS.........................................................45

         15.2   ACTIONS BY SUCCESSOR.....................................................................46

         15.3   SURRENDER OF COMPANY POWERS..............................................................46

         15.4   NOTICES..................................................................................46

         15.5   GOVERNING LAW............................................................................46

         15.6   TREATMENT OF JUNIOR SUBORDINATED DEBENTURES AS
                DEBT.....................................................................................46

         15.7   COMPLIANCE CERTIFICATES AND OPINIONS.....................................................46

         15.8   PAYMENTS ON BUSINESS DAYS................................................................47

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

         15.9   CONFLICT WITH TRUST INDENTURE ACT........................................................47

         15.10  COUNTERPARTS.............................................................................47

         15.11  SEPARABILITY.............................................................................47

         15.12  ASSIGNMENT...............................................................................48

         15.13  ACKNOWLEDGMENT OF RIGHTS.................................................................48

ARTICLE XVI.    SUBORDINATION OF JUNIOR SUBORDINATED DEBENTURES..........................................48
         16.1   AGREEMENT TO SUBORDINATE.................................................................48

         16.2   DEFAULT ON SENIOR AND SUBORDINATED DEBT..................................................49

         16.3   LIQUIDATION; DISSOLUTION; BANKRUPTCY.....................................................49

         16.4   SUBROGATION..............................................................................50

         16.5   TRUSTEE TO EFFECTUATE SUBORDINATION......................................................51

         16.6   NOTICE BY THE COMPANY....................................................................51

         16.7   RIGHTS OF THE TRUSTEE; HOLDERS OF SENIOR AND
                SUBORDINATED DEBT........................................................................52

         16.8   SUBORDINATION MAY NOT BE IMPAIRED........................................................53


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                           MERCANTILE BANK CORPORATION
         RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939, AS AMENDED, AND SUBORDINATED INDENTURE, DATED AS OF SEPTEMBER, 1999


      Trust Indenture Act Section         Subordinated Indenture Section
        Section 310(a)(1), (2)                      9.9; 15.9
        Section 310(a)(3)                              n/a
        Section 310(b)                                 9.8

        Section 311                                    15.9
        Section 311(a)                                 9.13
        Section 311(b)                                 9.13
        Section 311(c)                                 n/a

        Section 312                                    15.9
        Section 312(a)                             6.1; 6.2(a)
        Section 312(b)                                6.2(c)

        Section 313                                    15.9
        Section 313(a)                                6.4(a)
        Section 313(b)                                6.4(b)
        Section 313(c)                                6.4(b)
        Section 313(d)                                6.4(c)

        Section 314                                 6.3; 15.9

        Section 315                                    15.9

        Section 316                                    15.9

        Section 317                                    15.9


NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Subordinated Indenture.

         SUBORDINATED INDENTURE (the "Indenture"), dated as of           , 1999,
between Mercantile Bank Corporation, a Michigan corporation (the "Company") and Wilmington Trust Company, a Delaware banking corporation duly organized and existing under the laws of the State of Delaware, as trustee (acting not in its individual capacity but solely as trustee, the "Trustee");

         WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the
issuance of its securities to be known as its      % Junior Subordinated
Debentures due 2029 (hereinafter referred to as the "Junior Subordinated Debentures"), the form and substance of such Junior Subordinated Debentures and the terms, provisions and conditions thereof to be set forth as provided in this Indenture; and

         WHEREAS, MBWM Trust, a Delaware statutory business trust (the "Trust"), has offered to the public $14,000,000, and a possible additional amount of up to $2,000,000 pursuant to the Underwriters' Over-Allotment Option, for a total of
up to $16,000,000 aggregate liquidation amount of its      % Cumulative
Preferred Securities (the "Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $[432,990], and a possible additional amount of up to $[61,856] related to the Underwriters' Over-Allotment Option with respect to the Preferred Securities, for a total of up to $[494,846] aggregate
liquidation amount of its      % Common Securities, in $[16,432,990], and a
possible additional amount of up to $[61,856] related to the Underwriters' Over-Allotment Option with respect to the Preferred Securities, for a total of up to $[16,494,846] aggregate principal amount of the Junior Subordinated Debentures; and

         WHEREAS, the Company has requested that the Trustee execute and deliver this Indenture and all requirements necessary to make this Indenture a valid instrument in accordance with its terms, and to make the Junior Subordinated Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company; and

         WHEREAS, to provide the terms and conditions upon which the Junior Subordinated Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

         WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, in consideration of the premises and the purchase of the Junior Subordinated Debentures by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of Junior Subordinated Debentures:

                             ARTICLE I.    DEFINITIONS


         The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section and shall include the plural as well as the singular. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939, as amended, or that are by reference in said Trust Indenture Act defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles.

         "Accelerated Maturity Date" means, if the Company elects to accelerate the Maturity Date in accordance with Section 2.2, the date selected by the Company which is prior to the Scheduled Maturity Date, but is on or after
          , 2004.

         "Additional Sums" shall have the meaning set forth in Section 2.5(c).

         "Administrative Trustees" has the meaning set forth in the Trust Agreement.

         "Affiliate" means, with respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person, (b) any Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person, (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, (d) a partnership in which the specified Person is a general partner, (e) any officer or director of the specified Person, and (f) if the specified Person is an individual, any entity of which the specified Person is an officer, director or general partner.

         "Authenticating Agent" means an authenticating agent with respect to the Junior Subordinated Debentures appointed by the Trustee pursuant to Section 9.14.

         "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the Board of Directors of the Company or any duly authorized committee of such Board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

         "Business Day" means any day other than a day on which federal or state banking institutions in the State of Michigan are authorized or obligated by law, executive order or regulation to close or a day on which the Trustee is closed.

         "Capital Treatment Event" means the receipt by the Company and the Trust of an Opinion of Counsel rendered by a law firm experienced in such matters to the extent that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change, pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk of impairment of the Company's ability to treat the Preferred Securities (or any substantial portion thereof) as "Tier I Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company, provided, however that the Trust or the Company shall have requested and received such an Opinion of Counsel with regard to such matters within a reasonable period of time after the Trust or Company shall have become aware of the possible occurrence of any such event.

         "Certificate" means a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company. The Certificate need not comply with the provisions of Section 15.7.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Securities" means undivided beneficial interests in the assets of the Trust which rank pari passu with Preferred Securities issued by the Trust; provided, however, that upon the occurrence of an Event of Default, the rights of holders of Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of Preferred Securities.

         "Company" means Mercantile Bank Corporation, a corporation duly organized and existing under the laws of the State of Michigan, and, subject to the provisions of Article XII, shall also include its successors and assigns.

         "Compounded Interest" shall have the meaning set forth in Section 4.1.

         "Corporate Trust Office" means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

         "Coupon Rate" shall have the meaning set forth in Section 2.5(a).

         "Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

         "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor or otherwise.

         "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

         "Deferred Interest" shall have the meaning set forth in Section 4.1.

         "Depositary" means, with respect to Junior Subordinated Debentures issued as a Global Subordinated Debenture, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to either Section 2.1 or 2.4.

         "Dissolution Event" means that as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Trust Agreement and the Junior Subordinated Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Trust Agreement.

         "Distributions" shall have the meaning set forth in the Trust
Agreement.

         "Event of Default" means any event specified in Section 7.1, continued for the period of time, if any, and after the giving of notices, if any, therein designated.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Extended Interest Payment Period" shall have the meaning set forth in
Section 4.1.

         "Federal Reserve" means the Board of Governors of the Federal Reserve System.

         "Global Subordinated Debenture" means a Junior Subordinated Debenture executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture, which shall be registered in the name of the Depositary or its nominee.

         "Governmental Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

         "Herein," "hereof," and "hereunder," and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof.

         "Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Interest Payment Date," when used with respect to any installment of interest on the Junior Subordinated Debentures, means the date specified in the Junior Subordinated Debenture as the fixed date on which an installment of interest with respect to the Junior Subordinated Debentures is due and payable.

         "Investment Company Act" means the Investment Company Act of 1940, as amended.

         "Investment Company Event" means the receipt by the Company and the Trust of an Opinion of Counsel rendered by a law firm experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in Investment Company Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which Change in Investment Company Act Law becomes effective on or after the date of original issuance of the Preferred Securities under the Trust Agreement, provided, however, that the Trust shall have requested and received such an Opinion of Counsel with regard to such matters within a reasonable period of time after the Trust or the Company shall have become aware of the possible occurrence of any such event.

         "Junior Subordinated Debentures" means the      % Junior Subordinated
Debentures due 2029 authenticated and delivered under this Indenture.

         "Liquidation Amount" means the stated amount of $10 per Trust Security.

         "Maturity Date" shall have the meaning set forth in Section 2.2.

         "Non Book-Entry Preferred Securities" shall have the meaning set forth in Section 2.4(a).

         "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President and by the Chief Accounting Officer or the Controller or an Assistant Controller or the Secretary or an Assistant Secretary of the Company that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in
Section 15.7, if and to the extent required by the provisions thereof.

         "Opinion of Counsel" means an opinion in writing of legal counsel, who may be an employee of or counsel for the Company, that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 15.7, if and to the extent required by the provisions thereof.

         "Outstanding," when used with reference to the Junior Subordinated Debentures means, subject to the provisions of Section 10.4, as of any particular time, all Junior Subordinated Debentures theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Junior Subordinated Debentures theretofore canceled by the Trustee or any paying agent, or delivered to the Trustee or any paying agent for cancellation or that have previously been canceled; (b) Junior Subordinated Debentures or portions thereof for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided, however, that if such Junior Subordinated Debentures or portions of such Junior Subordinated Debentures are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article Three, or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Junior Subordinated Debentures in lieu of or in substitution for which other Junior Subordinated Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.8, provided, however, that in determining whether the holding of the requisite percentage of Junior Subordinated Debentures have given any request, notice, or consents or waiver hereunder, Junior Subordinated Debentures held by the Company or any Affiliate of the Company shall not be included; provided, further, that the Trustee shall be protected in acting upon any request, notice, consent or waiver unless a Responsible Officer of the Trustee shall have actual knowledge that the holder of such Junior Subordinated Debenture is the Company or an Affiliate thereof.

         "Person" means any individual, corporation, partnership, joint venture, joint-stock company, unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Junior Subordinated Debenture" means every previous Junior Subordinated Debenture evidencing all or a portion of the same debt as that evidenced by such particular Junior Subordinated Debenture; and, for the purposes of this definition, any Junior Subordinated Debenture authenticated and delivered under Section 2.8 in lieu of a lost, destroyed or stolen Junior Subordinated Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Junior Subordinated Debenture.

         "Preferred Securities" means undivided beneficial interests in the assets of the Trust which rank pari passu with Common Securities issued by the Trust; provided, however, that upon the occurrence of an Event of Default, the rights of holders of Common Securities to payment in respect of Distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of Preferred Securities.

         "Preferred Securities Certificate" has the meaning set forth in the Trust Agreement.

         "Preferred Securities Guarantee" means any guarantee that the Company may enter into with a trustee or other Persons that operates directly or indirectly for the benefit of holders of Preferred Securities of the Trust.

         "Property Trustee" has the meaning set forth in the Trust Agreement.

         "Redemption Price" means the amount equal to 100% of the principal amount of Junior Subordinated Debentures to be redeemed plus any accrued and unpaid interest thereon to the date of the redemption of such Junior Subordinated Debentures.

         "Responsible Officer" when used with respect to the Trustee means the Chairman of the Board of Directors, the President, any Vice President, the Secretary, the Treasurer, any trust officer, any corporate trust officer or any other officer or assistant officer or authorized signatory of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Scheduled Maturity Date" means           , 2029.

         "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 2.7.

         "Securityholder," "Holder," "Registered Holder," or other similar term, means the Person or Persons in whose name or names particular Junior Subordinated Debentures shall be registered in the Securities Register.

         "Senior and Subordinated Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Company, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior and Subordinated Debt shall not be deemed to include (i) any Debt of the Company which when incurred and without respect to any election under section of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (ii) any Debt of the Company to any of its Subsidiaries, (iii) any Debt to any employee of the Company, (iv) any Debt which by its terms is subordinated to any trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the Holders of the Junior Subordinated Debentures as a result of the subordination provisions of this Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject, (v) the Preferred Securities Guarantee, and (vi) any other debt securities issued pursuant to this Indenture.

         "Special Event" means a Tax Event, an Investment Company Event or a Capital Treatment Event.

         "Subsidiary" means, with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

         "Tax Event" means the receipt by the Company and the Trust of an Opinion of Counsel rendered by a law firm experienced in such matters to the effect that, as a result amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Junior Subordinated Debentures, there is more than an insubstantial risk that (i) interest payable by the Company on the Junior Subordinated Debentures is not, or within 90 days after the date of such Opinion of Counsel will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, (ii) the Trust is, or will be within 90 days after the date of such Opinion of Counsel, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, or (iii) the Trust is, or will be within 90 days after the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges, provided, however, that the Trust shall have requested and received such an Opinion of Counsel with regard to such matters within a reasonable period of time after the Trust or the Company shall have become aware of the possible occurrence of any such event.

         "Trust" means MBWM Capital Trust I, a Delaware statutory business trust created for the purpose of issuing Trust Securities in connection with the issuance of Junior Subordinated Debentures under this Indenture.

         "Trust Agreement" means the Amended and Restated Trust Agreement, dated
as of           , 1999, of the Trust.

         "Trustee" means Wilmington Trust Company not in its individual capacity but solely as trustee and, subject to the provisions of Article IX, shall also include its successors and assigns, and, if at any time there is more than one acting in such capacity hereunder, "Trustee" shall mean each such Person. The Trustee shall be the initial paying agent.

         "Trust Indenture Act," means the Trust Indenture Act of 1939 as in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trust Securities" means Common Securities and Preferred Securities of the Trust.

         "Underwriters' Over-Allotment Option" means the option, exercisable within 30 days after the date of the prospectus, granted to the underwriters in the offering to the public of Preferred Securities, to purchase up to $2,000,000 additional Preferred Securities at the same price per Preferred Security as paid for the other Preferred Securities issued pursuant to the prospectus.

         "Voting Stock," as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

         ARTICLE II. DESCRIPTION, TERMS, CONDITIONS, REGISTRATION AND EXCHANGE OF THE JUNIOR SUBORDINATED DEBENTURES
                        ----------------------------------------------

         2.1 DESIGNATION AND PRINCIPAL AMOUNT.
             ---------------------------------

         There is hereby authorized a series of Securities designated the
"     % Junior Subordinated Debentures due 2029," limited in aggregate principal amount to $14,000,000, and a possible additional amount of up to $2,000,000 related to the Underwriters' Over-Allotment Option with respect to the Preferred Securities, for a total of up to $16,000,000 aggregate principal amount, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Junior Subordinated Debentures pursuant to
Section 8.2 of this Indenture.

     2.2 MATURITY.

         (a) The Maturity Date will be either:

             (i)  the Scheduled Maturity Date; or

             (ii) if the Company elects to accelerate the Maturity Date to be a date prior to the Scheduled Maturity Date in accordance with Section 2.2(b), the Accelerated Maturity Date.

         (b) The Company may, at any time before the day which is 90 days before
the Scheduled Maturity Date and after           , 2004, elect to shorten the
Maturity Date only once to the Accelerated Maturity Date, provided that the Company has received the prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

         (c) If the Company elects to accelerate the Maturity Date in accordance with Section 2.2(b), the Company shall give notice to the Registered Holders of the Junior Subordinated Debentures, the Property Trustee and the Trustee of the acceleration of the Maturity Date and the Accelerated Maturity Date at least 90 days before the Accelerated Maturity Date and not more than 130 days before the Accelerated Maturity Date.


     2.3 FORM AND PAYMENT.

         Except as provided in Section 2.4, the Junior Subordinated Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Junior Subordinated Debentures issued in certificated form will be payable, the transfer of such Junior Subordinated Debentures will be registrable and such Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Securities Register or by wire transfer to an account maintained by the Holder as specified in the Securities Register, provided that the Holder provides proper transfer instructions by the regular record date. Notwithstanding the foregoing, so long as the Holder of any Junior Subordinated Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Sums, if any) on such Junior Subordinated Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

     2.4 GLOBAL SUBORDINATED DEBENTURE.

         (a) In connection with a Dissolution Event,

             (i) the Junior Subordinated Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a Global Subordinated Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Junior Subordinated Debentures (a "Global Subordinated Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Company upon any such presentation shall execute a Global Subordinated Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with this Indenture. Payments on the Junior Subordinated Debentures issued as a Global Subordinated Debenture will be made to the Depositary; and

             (ii) if any Preferred Securities are held in non book-entry certificated form, the Junior Subordinated Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Securities Certificate which represents Preferred Securities other than Preferred Securities held by the Depositary or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Junior Subordinated Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate Liquidation Amount of the Non Book-Entry Preferred Securities until such Preferred Securities Certificates are presented to the Securities Registrar for transfer or reissuance at which time such Preferred Securities Certificates will be canceled and a Junior Subordinated Debenture, registered in the name of the holder of the Preferred Securities Certificate or the transferee of the holder of such Preferred Securities Certificate, as the case may be, with an aggregate principal amount equal to the aggregate Liquidation Amount of the Preferred Securities Certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with this Indenture. On issue of such Junior Subordinated Debentures, Junior Subordinated Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

         (b) A Global Subordinated Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

         (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and the Trustee, upon written notice from the Company, will authenticate and deliver the Junior Subordinated Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Subordinated Debenture in exchange for such Global Subordinated Debenture. In addition, the Company may at any time determine that the Junior Subordinated Debentures shall no longer be represented by a Global Subordinated Debenture. In such event the Company will execute, and the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver the Junior Subordinated Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Subordinated Debenture in exchange for such Global Subordinated Debenture. Upon the exchange of the Global Subordinated Debenture for such Junior Subordinated Debentures in definitive registered form without coupons, in authorized denominations, the Global Subordinated Debenture shall be canceled by the Trustee. Such Junior Subordinated Debentures in definitive registered form issued in exchange for the Global Subordinated Debenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Junior Subordinated Debentures to the Depositary for delivery to the Persons in whose names such Junior Subordinated Debentures are so registered.

     2.5 INTEREST.

         (a) Each Junior Subordinated Debenture will bear interest at the rate
of      % per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on the 15th day of April, July, October and January in each year (each, an "Interest Payment Date"), commencing on October 15, 1999, to the Person in whose name such Junior Subordinated Debenture or any Predecessor Junior Subordinated Debenture is registered at the close of business on the regular record date for such interest installment, which, in respect of (i) Junior Subordinated Debentures of which the Property Trustee is the Holder and the Preferred Securities are in book-entry only form or (ii) a Global Subordinated Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if (i) the Junior Subordinated Debentures are held by the Property Trustee and the Preferred Securities are no longer in book-entry only form or (ii) the Junior Subordinated Debentures are not represented by a Global Subordinated Debenture, the record date for such interest installment shall be the first day of the month in which such payment is to be made. The amount of each interest payment due with respect to the Junior Subordinated Debentures will include amounts accrued and unpaid through the date the interest payment is due.

         (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such a quarterly period. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and without any reduction of interest or any other payment in respect of any such acceleration) in each case with the same force and effect as if made on such date.

         (c) If, at any time while the Property Trustee is the Holder of any Junior Subordinated Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Sums") on the Junior Subordinated Debentures held by the Property Trustee such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

         2.6 EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

         The Junior Subordinated Debentures shall be executed on behalf of the Company by its Chairman, its President or any Vice President and attested by its Secretary or Assistant Secretary. The signature of any of these officers on the Junior Subordinated Debentures may be manual or facsimile.

         Junior Subordinated Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Junior Subordinated Debentures or did not hold such offices at the date of such Junior Subordinated Debentures.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Junior Subordinated Debentures executed by the Company to the Trustee for authentication, together with a Company order for the authentication and delivery of such Junior Subordinated Debentures. The Trustee, in accordance with such Company order, shall authenticate and deliver such Junior Subordinated Debentures as in this Indenture provided and not otherwise.

         Upon the initial issuance, each Junior Subordinated Debenture shall be
dated           , 1999, and thereafter Junior Subordinated Debentures issued hereunder shall be dated the date of their authentication.

         No Junior Subordinated Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Junior Subordinated Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Junior Subordinated Debenture shall be conclusive evidence, and the only evidence, that such Junior Subordinated Debenture has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

         2.7 REGISTRATION AND TRANSFER.

         The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office or any other office or agency pursuant to Section 5.2 being herein sometimes referred to as the "Securities Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Junior Subordinated Debentures and transfers of the Junior Subordinated Debentures. The Trustee is hereby appointed "Securities Registrar" for the purpose of registering the Junior Subordinated Debentures and transfers of the Junior Subordinated Debentures as herein provided.

         Upon surrender for registration of transfer of any Junior Subordinated Debenture at an office or agency of the Company designated pursuant to Section
5.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, a new Junior Subordinated Debenture of the authorized denomination.

         All Junior Subordinated Debentures issued upon any registration of transfer of Junior Subordinated Debentures shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Junior Subordinated Debentures surrendered upon such registration of transfer.

         Every Junior Subordinated Debenture presented or surrendered for exchange or registration of transfer shall be duly endorsed for transfer (if so required by the Company or the Trustee), or shall be accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

         No service charge shall be made for any exchange or registration of transfer of Junior Subordinated Debentures or issue new Junior Subordinated Debentures in the case of partial redemption, but the Company and the Trustee payment of a sum sufficient to cover any expense, tax or other governmental charge that may be imposed in connection with any registration of transfer of Junior Subordinated Debentures. The Company shall not be required (i) to issue, exchange or register the transfer of any Junior Subordinated Debenture during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Junior Subordinated Debentures selected for redemption pursuant to Article III and ending at the close of business on the day of such mailing; nor (ii) to register the transfer or exchange of any Junior Subordinated Debentures or portions thereof called for redemption.

         2.8 MUTILATED, DESTROYED, LOST AND STOLEN JUNIOR SUBORDINATED
DEBENTURES.

         If any mutilated Junior Subordinated Debenture is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Junior Subordinated Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Junior Subordinated Debenture and (ii) such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Junior Subordinated Debenture has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Junior Subordinated Debenture, a new Junior Subordinated Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Junior Subordinated Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Junior Subordinated Debenture, pay such Junior Subordinated Debenture.

         Upon the issuance of any new Junior Subordinated Debenture under this Section, the Company and the Trustee may require the payment of a sum sufficient to cover any expense, tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Junior Subordinated Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Junior Subordinated Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Junior Subordinated Debenture shall be at any time enforceable by anyone, and shall be entitled to all of the benefits of this Indenture.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Junior Subordinated Debentures.


           ARTICLE III. REDEMPTION OF JUNIOR SUBORDINATED DEBENTURES

         3.1 REDEMPTION.

         Subject to the Company having received prior approval of the Federal Reserve, if then required under the applicable capital guidelines or policies of the Federal Reserve, the Company may redeem the Junior Subordinated Debentures in accordance with this Article III.

         3.2 SPECIAL EVENT REDEMPTION.

         Subject to the Company having received the prior approval of the Federal Reserve, if then required under the applicable capital guidelines or policies of the Federal Reserve, if a Special Event has occurred and is continuing, then, notwithstanding Section 3.3, the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Junior Subordinated Debentures to redeem the Junior Subordinated Debentures, in whole but not in part, for cash within 90 days following the occurrence of such Special Event (the "90-Day Period") at the Redemption Price, provided that if at the time there is available to the Company the opportunity to eliminate, within the 90-Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the Holders of the Trust Securities issued by the Trust, the Company shall pursue such Ministerial Action in lieu of redemption, and, provided, further, that the Company shall have no right to redeem the Junior Subordinated Debentures while the Trust is pursuing any Ministerial Action to eliminate the Tax Event. The Redemption Price shall be paid prior to 2:00 p.m., Detroit, Michigan time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the

Redemption Price by 12:00 noon, Detroit, Michigan time, on the date such Redemption Price is to be paid.

         3.3 OPTIONAL REDEMPTION BY COMPANY.

             (a) Except as otherwise may be specified in this Indenture, the Company shall have the right to redeem the Junior Subordinated Debentures, in
whole or in part, from time to time, on or after           , 2004, at the
Redemption Price. Any redemption pursuant to this Section 3.3 will be made upon not less than 30 days nor more than 60 days notice to the Holders of the Junior Subordinated Debentures, at the Redemption Price. If the Junior Subordinated Debentures are only partially redeemed pursuant to this Section 3.3, the Junior Subordinated Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Junior Subordinated Debentures are registered as a Global Subordinated Debenture, the Depositary shall determine, in accordance with its procedures, the principal amount of such Junior Subordinated Debentures held by each Holder of Junior Subordinated Debentures to be redeemed. The Redemption Price shall be paid prior to 2:00 p.m., Detroit, Michigan time, on the date of such redemption or at such earlier time as the Company determines provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 12:00 noon, Detroit, Michigan time, on the date such Redemption Price is to be paid.


             (b) If a partial redemption of the Junior Subordinated Debentures would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange, quotation system or other organization on which the Preferred Securities may then be listed, if any, the Company shall not be permitted to effect such partial redemption and may only redeem the Junior Subordinated Debentures in whole or in part to such extent as would not cause such delisting.


         3.4 NOTICE OF REDEMPTION.

             (a) In case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Junior Subordinated Debentures in accordance with the right reserved so to do, the Company shall, or shall cause the Trustee to upon 45 days' (or such shorter period as is acceptable to the Trustee) written notice from the Company, give notice of such redemption to Holders of the Junior Subordinated Debentures to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than 30 days and not more than 60 days before the date fixed for redemption to such Holders at their last addresses as they shall appear upon the Securities Register. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Registered Holder receives the notice. In any case, failure duly to give such notice to the Holder of any Junior Subordinated Debenture designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Junior Subordinated Debentures. In the case of any redemption of Junior Subordinated Debentures prior to the expiration of any restriction on such redemption provided elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with any such restriction.

         Each such notice of redemption shall specify the date fixed for redemption and the Redemption Price, and shall state that payment of the Redemption Price of such Junior Subordinated Debentures to be redeemed will be made at the office or agency of the Company in Grand Rapids, Michigan, upon presentation and surrender of such Junior Subordinated Debentures, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that from and after said date interest will cease to accrue. If less than all the Junior Subordinated Debentures are to be redeemed, the notice to the Holders of Junior Subordinated Debentures to be redeemed in whole or in part shall specify the particular Junior Subordinated Debentures to be so redeemed. In case any Junior Subordinated Debenture is to be redeemed in part only, the notice that relates to such Junior Subordinated Debenture shall state the portion of the principal amount thereof to be redeemed, and shall state that on and after the redemption date, upon surrender of such Junior Subordinated Debenture, a new Junior Subordinated Debenture or Junior Subordinated Debentures in principal amount equal to the unredeemed portion thereof shall be issued to the Holder.

             (b) If less than all the Junior Subordinated Debentures are to be redeemed, the Company shall give the Trustee at least 45 days (or such shorter period as is acceptable to the Trustee) notice in advance of the date fixed for redemption as to the aggregate principal amount of Junior Subordinated Debentures to be redeemed, and thereupon the Trustee shall select, pro rata or by lot or in such other manner as it shall deem appropriate and fair in its discretion and that may provide for the selection of a portion or portions (equal to ten U.S. dollars ($10) or any integral multiple thereof), the Junior Subordinated Debentures to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Junior Subordinated Debentures to be redeemed, in whole or in part.


         The Company may, if and whenever it shall so elect, by delivery of instructions signed on its behalf by its Chairman, its President or any Vice President, instruct the Trustee or any paying agent to call all or any part of the Junior Subordinated Debentures for redemption and to give notice of redemption in the manner set forth in this Section, such notice to be in the name of the Company or in the name of the Trustee or the paying agent, as the Trustee or such paying agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such paying agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such paying agent, as the case may be, such Securities Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such paying agent to give any notice by mail that may be required under the provisions of this Section.

         3.5 PAYMENT UPON REDEMPTION.

             (a) If the giving of notice of redemption shall have been completed as above provided, the Junior Subordinated Debentures or portions of Junior Subordinated Debentures to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the Redemption Price (which includes interest accrued to the date fixed for redemption) and interest on such Junior Subordinated Debentures or portions of Junior Subordinated Debentures shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such Redemption Price with respect to any such Junior Subordinated Debentures or portions thereof. On presentation and surrender of such

Junior Subordinated Debentures on or after the date fixed for redemption at the place of payment specified in the notice, such Junior Subordinated Debentures shall be paid and redeemed at the Redemption Price (which includes the interest accrued thereon to the date fixed for redemption) (but if the date fixed for redemption is an Interest Payment Date, the interest installment payable on such date shall be payable to the Registered Holder at the close of business on the applicable record date pursuant to Section 2.5(a)).

             (b) Upon presentation of any Junior Subordinated Debenture that is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and the office or agency where the Junior Subordinated Debenture is presented shall deliver to the Holder thereof, at the expense of the Company, a new Junior Subordinated Debenture or Junior Subordinated Debentures of authorized denominations in principal amount equal to the unredeemed portion of the Junior Subordinated Debenture so presented.

         3.6 NO SINKING FUND.

         The Junior Subordinated Debentures are not entitled to the benefit of any sinking fund.

                ARTICLE IV. EXTENSION OF INTEREST PAYMENT PERIOD

         4.1 EXTENSION OF INTEREST PAYMENT PERIOD.

         So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Junior Subordinated Debentures, to defer payments of interest by extending the interest payment period of such Junior Subordinated Debentures for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date or end on a date other than an Interest Payment Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Junior Subordinated Debentures, including any Additional Sums and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Junior Subordinated Debentures in whose names the Junior Subordinated Debentures are registered in the Securities Register on the record date for the Interest Payment Date coinciding with the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the Maturity Date or end on a date other than an Interest Payment Date. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

         4.2 NOTICE OF EXTENSION.

             (a) If the Property Trustee is the only Registered Holder of the Junior Subordinated Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period at least one Business Day before the earlier of (i) the next succeeding date on which Distributions are payable, or
(ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the Preferred Securities holders or to the Nasdaq National Market or other applicable self-regulatory organization, if any, but in any event at least one Business Day before such record date.

             (b) If the Property Trustee is not the only Holder of the Junior Subordinated Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Junior Subordinated Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least one Business Day before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the Holders of the Junior Subordinated Debentures or to the Nasdaq National Market or other applicable self regulatory organization, if any.

             (c) The quarter in which any notice is given pursuant to paragraph
(a) or paragraph (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

         4.3 LIMITATION OF TRANSACTIONS DURING EXTENSION.

         If (i) the Company shall exercise its right to defer payment of interest as provided in Section 4.1; or (ii) there shall have occurred and be continuing any Event of Default, then the Company shall be subject to the restrictions on payments set forth under Section 5.6.


                 ARTICLE V. PARTICULAR COVENANTS OF THE COMPANY

         5.1 PAYMENT OF PRINCIPAL AND INTEREST.

         The Company will duly and punctually pay or cause to be paid the principal of and interest on the Junior Subordinated Debentures at the time and place and in the manner provided herein and established with respect to such Junior Subordinated Debentures.

         Notwithstanding anything to the contrary in this Indenture, the Company may satisfy any payment it is otherwise required to make to the Trust under this Indenture, by and to the extent that the Company has made, or is concurrently on the date of the payment required by this Indenture making, a payment under the Preferred Securities Guarantee.

         5.2 MAINTENANCE OF AGENCY.

         So long as any Junior Subordinated Debentures remain Outstanding, the Company agrees to maintain an office or agency in Grand Rapids, Michigan, or at such other location or locations as may be designated as provided in this
Section 5.2, where (i) Junior Subordinated Debentures may be presented for payment, (ii) Junior Subordinated Debentures may be presented as hereinabove authorized for registration of transfer and exchange, and (iii) notices and demands to or upon the Company in respect of the Junior Subordinated Debentures and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by its Chairman, President or a Vice President and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

         5.3 PAYING AGENTS.

             (a) If the Company shall appoint one or more paying agents for the Junior Subordinated Debentures, other than the Trustee, the Company will cause each such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this
Section:

                 (i) that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Junior Subordinated Debentures (whether such sums have been paid to it by the Company or by any other obligor) in trust for the benefit of the Persons entitled thereto;

                 (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor) to make any payment of the principal of or interest on the Junior Subordinated Debentures when the same shall be due and payable;

                 (iii) that it will, at any time during the continuance of any failure referred to in the preceding paragraph (a)(ii) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

                 (iv) that it will perform all other duties of paying agent as set forth in this Indenture.

             (b) If the Company shall act as its own paying agent with respect to the Junior Subordinated Debentures, it will on or before each due date of the principal of or interest on Junior Subordinated Debentures, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other obligor) to take such action. Whenever the Company shall have one or more paying agents for the Junior Subordinated Debentures, it will, prior to each due date of the principal of or interest on the Junior Subordinated Debentures, deposit with the paying agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of this action or failure so to act.

             (c) Notwithstanding anything in this Section to the contrary, (i) the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 13.5, and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any paying agent to pay, to the Trustee (upon the Trustee's consent) all sums held in trust by the Company or such paying agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such paying agent; and, upon such payment by any paying agent to the Trustee, such paying agent shall be released from all further liability with respect to such money.


         5.4 APPOINTMENT TO FILL VACANCY IN OFFICE OF TRUSTEE.

         The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 9.10, a Trustee, so that there shall at all times be a Trustee hereunder.

         5.5 COMPLIANCE WITH CONSOLIDATION PROVISIONS.

         The Company will not, while any of the Junior Subordinated Debentures remain Outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other company unless the provisions of Article XII hereof are complied with.

         5.6 RESTRICTIONS ON CERTAIN PAYMENTS.

         If at any time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an Event of Default and (b) in respect to which the Company shall not have taken reasonable steps to cure, or (ii) the Company shall have given notice of its election of an Extended Interest Payment Period as provided herein with respect to the Junior Subordinated Debentures and shall not have rescinded such notice, or such Extended Interest Payment Period, or any extension thereof, shall be continuing; or (iii) while the Junior Subordinated Debentures are held by the Property Trustee, the Company shall be in default with respect to its payment of any obligation under the Preferred Securities Guarantee, then the Company will not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (other than a reclassification of its capital stock) or (2) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including the Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Preferred Securities Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees).

         5.7 COVENANTS AS TO THE TRUST.

         For so long as the Trust Securities of the Trust remain outstanding, the Company will (i) maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under this Indenture may succeed to the Company's ownership of the Common Securities,(ii) not voluntarily terminate, wind up or liquidate the Trust, except upon approval of the Federal Reserve if then so required and use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with a distribution of Junior Subordinated Debentures, the redemption of all of the Trust Securities of the Trust or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and
(b) to otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes, and
(iii) to use its reasonable efforts to cause each Holder of Trust Securities to be treated as owning an individual beneficial interest in the Junior Subordinated Debentures.

         If the Junior Subordinated Debentures are to be issued as a Global Subordinated Debenture in connection with the distribution of the Junior Subordinated Debentures to the holders of the Preferred Securities issued by the Trust upon a Dissolution Event, the Company will use reasonable efforts to list such Junior Subordinated Debentures on a national securities exchange or quotation system.

 ARTICLE VI. SECURITYHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

         6.1 COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF SECURITYHOLDERS.

         The Company will furnish or cause to be furnished to the Trustee (a) on each regular record date (as defined in Section 2.5(a)) a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such regular record date, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished if the Trustee shall be the Securities Registrar.

         6.2 PRESERVATION OF INFORMATION; COMMUNICATIONS WITH SECURITYHOLDERS.

             (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section
6.1 and as to the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar (if acting in such capacity).

             (b) The Trustee may destroy any list furnished to it as provided in
Section 6.1 upon receipt of a new list so furnished.

             (c) Securityholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Securityholders with respect to their rights under this Indenture or under the Junior Subordinated Debentures.

         6.3 REPORTS BY THE COMPANY.

             (a) The Company covenants and agrees to file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or
Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to any applicable rules and regulations of the Commission.

             (b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

             (c) The Company covenants and agrees to transmit by mail, first-class postage prepaid, or reputable over-night delivery service that provides for evidence of receipt, to the Securityholders, as their names and addresses appear upon the Securities Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

         6.4 REPORTS BY THE TRUSTEE.

             (a) Beginning January 31, 2000, on or before January 31 in each year in which any of the Junior Subordinated Debentures are Outstanding, the Trustee shall transmit by mail, first class postage prepaid, to the Securityholders, as their names and addresses appear upon the Securities Register, a brief report dated as of the preceding December 31, if and to the extent required under Section 313(a) of the Trust Indenture Act.

             (b) The Trustee shall comply with Section 313(b) and 313(c) of the Trust Indenture Act.

             (c) A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with the Company which shall file such report with each exchange upon which any Junior Subordinated Debentures are listed (if any), and also with the Commission.

  ARTICLE VII. REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

         7.1 EVENTS OF DEFAULT.


             (a) Whenever used herein, "Event of Default" means any one or more of the following events that has occurred and is continuing:

                 (i) the Company defaults in the payment of any installment of interest upon any of the Junior Subordinated Debentures, as and when the same shall become due and payable, and continuance of such default for a period of 30 days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of this Indenture shall not constitute a default in the payment of interest for this purpose;

                 (ii) the Company defaults in the payment of the principal of any of the Junior Subordinated Debentures as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise;

                 (iii) the Company fails to observe or perform any other of its covenants or agreements hereunder with respect to the Junior Subordinated Debentures for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Junior Subordinated Debentures at the time Outstanding;

                 (iv) the Company pursuant to or within the meaning of any Bankruptcy Law (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case, (3) consents to the appointment of a custodian of it or for all or substantially all of its property or (4) makes a general assignment for the benefit of its creditors;

                 (v) a court of competent jurisdiction enters an order under any Bankruptcy Law that (1) is for relief against the Company in an involuntary case, (2) appoints a custodian of the Company for all or substantially all of its property, or (3) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days; or

                 (vi) in the event Junior Subordinated Debentures are issued to the Trust or a trustee of the Trust in connection with the issuance of Trust Securities by the Trust, the Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (1) the distribution of Junior Subordinated Debentures to holders of Trust Securities in liquidation of their interests in the Trust, (2) the redemption of all of the outstanding Trust Securities of the Trust or (3) certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement.

             (b) In each and every such case, unless the principal of all the Junior Subordinated Debentures shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debentures then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Securityholders) may declare the principal of all the Junior Subordinated Debentures to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, notwithstanding anything contained in this Indenture or in the Junior Subordinated Debentures to the contrary.

             (c) At any time after the principal of the Junior Subordinated Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Holders of a majority in aggregate principal amount of the Junior Subordinated Debentures then Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Junior Subordinated Debentures and the principal of any and all Junior Subordinated Debentures that shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Junior Subordinated Debentures to the date of such payment or deposit) and the amount payable to the Trustee under Section 9.6, and
(ii) any and all Events of Default under this Indenture, other than the nonpayment of principal on Junior Subordinated Debentures that shall not have become due by their terms, shall have been remedied or waived as provided in
Section 7.6. Should the Holders fail to annul such declaration and waive such default, then the holders of a majority in aggregate Liquidation Amount of the Preferred Securities shall have such right.

         No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

             (d) In case the Trustee shall have proceeded to enforce any right with respect to Junior Subordinated Debentures under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

      7.2 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

             (a) The Company covenants that (i) in case it shall default in the payment of any installment of interest on any of the Junior Subordinated Debentures as and when the same shall have become due and payable, and such default shall have continued for a period of 90 Business Days, or (ii) in case it shall default in the payment of the principal of any of the Junior Subordinated Debentures when the same shall have become due and payable, whether upon maturity of the Junior Subordinated Debentures or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Junior Subordinated Debentures, the whole amount that then shall have become due and payable on all such Junior Subordinated Debentures for principal or interest, or both, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law and, if the Junior Subordinated Debentures are held by the Trust or a trustee of the Trust, without duplication of any other amounts paid by the Trust or trustee in respect thereof) upon overdue installments of interest at the rate per annum expressed in the Junior Subordinated Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 9.6.

             (b) If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Junior Subordinated Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or other obligor upon the Junior Subordinated Debentures, wherever situated.

             (c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company or the creditors or property of either, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of Junior Subordinated Debentures allowed for the entire amount due and payable by the Company under this Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 9.6; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Securityholders, to pay to the Trustee any amount due it under Section 9.6.

             (d) All rights of action and of asserting claims under this Indenture may be enforced by the Trustee without the possession of any of the Junior Subordinated Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 9.6, be for the ratable benefit of the Holders of the Junior Subordinated Debentures.

         In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Junior Subordinated Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

         7.3 APPLICATION OF MONEYS COLLECTED.

         Any moneys collected by the Trustee pursuant to this Article with respect to the Junior Subordinated Debentures shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the Junior Subordinated Debentures, and notation thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

         FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 9.6;

         SECOND: To the payment of all Senior and Subordinated Debt of the Company if and to the extent required by Article Sixteen; and

         THIRD: To the payment of the amounts then due and unpaid upon Junior Subordinated Debentures for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Junior Subordinated Debentures for principal and interest, respectively.

         7.4 LIMITATION ON SUITS.

         No Holder shall have any right by virtue of or by availing any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
(i) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof; (ii) the Holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debentures then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder; (iii) such Holder or Holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding; and (v) during such 60 day period, the Holders of a majority in principal amount of the Junior Subordinated Debentures do not give the Trustee a direction inconsistent with the request.

         Notwithstanding any other provisions of this Indenture to the contrary, the right of any Holder to receive payment of the principal of and interest on the Junior Subordinated Debentures on or after the respective due dates (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such Holder; and by accepting a Junior Subordinated Debenture hereunder it is expressly understood, intended and covenanted by the Holder thereof with every other such Holder and the Trustee, that no one or more Holders shall have any right in any manner whatsoever by virtue of or by availing any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or seek to obtain priority over or preference to any such other Holders, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Junior Subordinated Debentures. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         7.5 RIGHTS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT WAIVER.

             (a) Except as otherwise provided in Section 7.2, all powers and remedies given by this Article VII to the Trustee or to the Securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the Holders of the Junior Subordinated Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Junior Subordinated Debentures.

             (b) No delay or omission of the Trustee or of any Holder of any of the Junior Subordinated Debentures to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or on acquiescence therein; and, subject to the provisions of Section 7.4, every power and remedy given by this Article or by law to the Trustee or the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.

         7.6 CONTROL BY SECURITYHOLDERS.

         The Holders of a majority in aggregate principal amount of the Junior Subordinated Debentures at the time Outstanding, determined in accordance with
Section 10.4, shall have the right to direct the Trustee and the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture. Subject to the provisions of Section 9.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Junior Subordinated Debentures at the time Outstanding, determined in accordance with Section 10.4, may on behalf of the Holders of all of the Junior Subordinated Debentures waive any past default in the performance of any of the covenants contained herein and its consequences, except (i) a default in the payment of the principal of or interest on any of the Junior Subordinated Debentures as and when the same shall become due by its terms otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal has been deposited with the Trustee in accordance with
Section 7.1(c)), (ii) a default in the covenants contained in Section 5.6 or
(iii) in respect of a covenant or provision hereof which under Article Eleven cannot be modified or amended without the consent of the Holder of each Outstanding Junior Subordinated Debenture; provided, however, that if the Junior Subordinated Debentures are held by the Trust or a Trustee of the Trust, such waiver or modification to such waiver shall not be effective until the Holders of a majority in Liquidation Amount of Trust Securities of the Trust shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the Holder of each Outstanding Junior Subordinated Debenture is required, such waiver shall not be effective until each Holder of the Trust Securities of the Trust shall have consented to such waiver. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the Holders of the Junior Subordinated Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         7.7 UNDERTAKING TO PAY COSTS.

         All parties to this Indenture agree, and each Holder of any Junior Subordinated Debentures by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding more than 10% in aggregate principal amount of the Outstanding Junior Subordinated Debentures, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on the Junior Subordinated Debentures on or after the due dates thereof.


ARTICLE VIII. FORM OF JUNIOR SUBORDINATED DEBENTURE AND ORIGINAL ISSUE

         8.1 FORM OF JUNIOR SUBORDINATED DEBENTURE.

         The Junior Subordinated Debenture and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the forms contained as Exhibit A to this Indenture, attached hereto and incorporated herein by reference.

         8.2 ORIGINAL ISSUE OF JUNIOR SUBORDINATED DEBENTURES.

         Junior Subordinated Debentures in the aggregate principal amount of $14,000,000 may, upon execution of this Indenture, and a possible additional amount of up to $2,000,000 related to the Underwriters' Over-Allotment Option with respect to the Preferred Securities may, upon exercise of the Underwriters' Over-Allotment Option, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver the Junior Subordinated Debentures to or upon the written order of the Company, signed by its Chairman, President or any Vice President, without any further action by the Company.


                       ARTICLE IX. CONCERNING THE TRUSTEE


         9.1 CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE.

             (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform with respect to the Junior Subordinated Debentures such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (that has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

             (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                     (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                     (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or Opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirement of this Indenture;

                 (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee;


                 (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Company pursuant to this Indenture or of the Holders of not less than a majority in principal amount of the Junior

Subordinated Debentures at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture; and

                 (iv) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

         9.2 CERTAIN RIGHTS OF TRUSTEE.

         Except as otherwise provided in Section 9.1:

             (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

             (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by the Chairman, the President or any Vice President and by the Secretary or an Assistant Secretary or the Chief Accounting Officer thereof (unless other evidence in respect thereof is specifically prescribed herein);

             (c) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

             (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (that has not been cured or waived) to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

             (e) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

             (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the Holders of not less than a majority in principal amount of the

Outstanding Junior Subordinated Debentures (determined as provided in Section 10.4); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand;

             (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed in good faith by it hereunder; and

             (h) The Trustee shall not be deemed to have knowledge of default or an Event of Default, unless and until it receives written notification of such Event of Default from the Company or by the holders of at least 25% of the aggregate principal amount of Junior Subordinated Debentures at the tie outstanding.

         9.3 TRUSTEE NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF THE JUNIOR SUBORDINATED DEBENTURES.

             (a) The recitals contained herein and in the Junior Subordinated Debentures shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same.

             (b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Junior Subordinated Debentures.

             (c) The Trustee shall not be accountable for the use or application by the Company of any of the Junior Subordinated Debentures or of the proceeds of such Junior Subordinated Debentures, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any paying agent other than the Trustee.

         9.4 MAY HOLD JUNIOR SUBORDINATED DEBENTURES.

         The Trustee or any paying agent or Securities Registrar, in its individual or any other capacity, may become the owner or pledgee of Junior Subordinated Debentures with the same rights it would have if it were not Trustee, paying agent or Securities Registrar.

         9.5 MONEYS HELD IN TRUST.

         Subject to the provisions of Section 13.5, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

         9.6 COMPENSATION AND REIMBURSEMENT.

             (a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company and the Trustee shall agree in writing in a separate fee agreement, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company will pay or reimburse the Trustee upon its request for all reasonable costs, expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee, including in its individual capacity, (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability, claim or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises.

             (b) The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall continue beyond the termination of this Indenture. Such additional indebtedness shall be secured by a lien prior to that of the Junior Subordinated Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of the Junior Subordinated Debentures.

         9.7 RELIANCE ON OFFICERS' CERTIFICATE.

         Except as otherwise provided in Section 9.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

         9.8 DISQUALIFICATION; CONFLICTING INTERESTS.

         If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         9.9 CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

         There shall at all times be a Trustee with respect to the Junior Subordinated Debentures issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by federal, state, territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.10.

         9.10 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

             (a) The Trustee, or any successor hereafter appointed, may at any time resign by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first-class postage prepaid, to the Securityholders, as their names and addresses appear upon the Securities Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of Junior Subordinated Debentures for at least six months may, subject to the provisions of Section 7.7, on behalf of such Securityholder and all other Holders, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

             (b) In case at any time any one of the following shall occur:

                 (i) the Trustee shall fail to comply with the provisions of
Section 9.8 after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of Junior Subordinated Debentures for at least six months; or

                 (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.9 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

                 (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the

Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of
Section 7.7, unless the Trustee's duty to resign is stayed as provided herein, any Securityholder who has been a bona fide Holder of Junior Subordinated Debentures for at least six months may, on behalf of that Holder and all other Holders, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.


             (c) The Holders of a majority in aggregate principal amount of the Junior Subordinated Debentures at the time Outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the consent of the Company.

             (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 9.11.

             (e) Any successor trustee appointed pursuant to this Section may be appointed with respect to the Junior Subordinated Debentures, and at any time there shall be only one Trustee with respect to the Junior Subordinated Debentures.

         9.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

             (a) In case of the appointment hereunder of a successor trustee, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

             (b) Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

             (c) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article IX.

             (d) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first-class postage prepaid, to the Securityholders, as their names and addresses appear upon the Securities Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

         9.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified and eligible under the provisions of this Article Nine, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Junior Subordinated Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Junior Subordinated Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Junior Subordinated Debentures.

         9.13 PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

         The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

         9.14 APPOINTMENT OF AUTHENTICATING AGENT.

         At any time when any of the Junior Subordinated Debentures remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Junior Subordinated Debentures issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.8, and Junior Subordinated Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Junior Subordinated Debentures by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $10,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of such supervision or examining authority, for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such notice of resignation or upon such termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Securityholders as their names and addresses appear in the Securities Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with the like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and to the extent such fees are paid by the Trustee the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 9.6.

         If an appointment is made pursuant to this Section, the Junior Subordinated Debentures may have endorsed thereon, in lieu of the form of certificate of authentication set forth in Section 8.1, a certificate of authentication in the following form:

         "This is one of the Junior Subordinated Debentures described in the within mentioned Indenture."

                                                       WILMINGTON TRUST COMPANY,
                                                       As Trustee


                                                       By:
                                                          ----------------------
                                                         As Authenticating Agent

                                                       By:______________________
                                                            Authorized Signature



                   ARTICLE X. CONCERNING THE SECURITYHOLDERS

         10.1 EVIDENCE OF ACTION BY SECURITYHOLDERS.

         Whenever in this Indenture it is provided that the Holders of a majority or specified percentage in aggregate principal amount of the Junior Subordinated Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such majority or specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such Holders in Person or by agent or proxy appointed in writing.

         If the Company shall solicit from the Securityholders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of Outstanding Junior Subordinated Debentures have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Junior Subordinated Debentures shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

         10.2 PROOF OF EXECUTION BY SECURITYHOLDERS.

         Subject to the provisions of Section 6.1, proof of the execution of any instrument by a Securityholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Junior Subordinated Debentures shall be sufficient if made in the following manner:

             (a) The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

             (b) The ownership of Junior Subordinated Debentures shall be proved by the Securities Register or by a certificate of the Securities Registrar thereof.

             (c) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.


         10.3 WHO MAY BE DEEMED OWNERS.

         Prior to the due presentment for registration of transfer of any Junior Subordinated Debenture, the Company, the Trustee, any paying agent and any Securities Registrar may deem and treat the Person in whose name such Junior Subordinated Debenture shall be registered upon the books of the Company as the absolute owner of such Junior Subordinated Debenture (whether or not such Junior Subordinated Debenture shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Securities Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.3) interest on such Junior Subordinated Debenture and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Securities Registrar shall be affected by any notice to the contrary.

         10.4 CERTAIN JUNIOR SUBORDINATED DEBENTURES OWNED BY COMPANY
DISREGARDED.

         In determining whether the Holders of the requisite aggregate principal amount of Junior Subordinated Debentures have concurred in any direction, consent or waiver under this Indenture, the Junior Subordinated Debentures that are owned by the Company or any other obligor on the Junior Subordinated Debentures or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Junior Subordinated Debentures shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Junior Subordinated Debentures that the Trustee has been notified are so owned shall be so disregarded. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

         10.5 ACTIONS BINDING ON FUTURE SECURITYHOLDERS.

         At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 10.1, of the taking of any action by the Holders of the majority or percentage in aggregate principal amount of the Junior Subordinated Debentures specified in this Indenture in connection with such action, any Holder who is shown by the evidence to have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in
Section 10.2, revoke such action so far as concerns such Holder's Junior Subordinated Debentures. Except as aforesaid any such action taken by the Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Holder's Junior Subordinated Debentures, and of any Junior Subordinated Debentures issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Junior Subordinated Debentures. Any action taken by the Holders of the majority or percentage in aggregate principal amount of the Junior Subordinated Debentures specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Junior Subordinated Debentures.

                      ARTICLE XI. SUPPLEMENTAL INDENTURES

         11.1 SUPPLEMENTAL INDENTURES WITHOUT THE CONSENT OF SECURITYHOLDERS.


         In addition to any supplemental indenture otherwise authorized by this Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Securityholders, for one or more of the following purposes:

             (a) to cure any ambiguity, defect, or inconsistency herein, or in the Junior Subordinated Debentures, provided that any such action does not materially adversely affect the interests of the Holders or the holders of the Preferred Securities so long as they remain outstanding;

             (b) to comply with Article XII;

             (c) to provide for uncertificated Junior Subordinated Debentures in addition to or in place of certificated Junior Subordinated Debentures;

             (d) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

             (e) to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of Junior Subordinated Debentures, as herein set forth;

             (f) to make any change that does not adversely affect the rights of any Securityholder in any material respect;

             (g) to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or to add to the rights of the Holders; or

             (h) qualify or maintain the qualification of this Indenture under the Trust Indenture Act.

         The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the Holders of any of the Junior Subordinated Debentures at the time Outstanding, notwithstanding any of the provisions of Section 11.2.

11.2     SUPPLEMENTAL INDENTURES WITH CONSENT OF SECURITYHOLDERS.

         With the consent (evidenced as provided in Section 10.1) of the Holders of not less than a majority in aggregate principal amount of the Junior Subordinated Debentures at the time Outstanding, the Company, when authorized by Board Resolutions, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 11.1 the rights of the Holders of the Junior Subordinated Debentures under this Indenture; provided, however, that no such supplemental indenture shall without the consent of the Holders of each Junior Subordinated Debenture then Outstanding, (i) change (except as expressly provided herein pursuant to Section 2.2) the stated maturity of the Junior Subordinated Debentures or reduce the principal amount thereof; or reduce the rate or extend (except as expressly provided herein pursuant to Section 4.1) the time of payment of interest thereon; or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the Holders of which are required to consent to any such supplemental indenture; provided, further, that if the Junior Subordinated Debentures are held by the Trust or a trustee of the Trust, such supplemental indenture shall not be effective until the holders of a majority in aggregate Liquidation Amount of Preferred Securities shall have consented to such supplemental indenture; provided further, that if the consent of the Holder of each Outstanding Junior Subordinated Debenture is required, such supplemental indenture shall not be effective until each Holder of the Trust Securities shall have consented to such supplemental indenture.

         It shall not be necessary for the consent of the Securityholders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

11.3     EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture pursuant to the provisions of this Article or of Section 12.1, this Indenture shall be deemed to be modified and amended in accordance therewith.

11.4     JUNIOR SUBORDINATED DEBENTURES AFFECTED BY SUPPLEMENTAL INDENTURES.

         Junior Subordinated Debentures, affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article or of Section 12.1, may bear a notation in form approved by the Company, as to any matter provided for in such supplemental indenture. If the Company shall so determine, new

Junior Subordinated Debentures so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Junior Subordinated Debentures then Outstanding.

11.5     EXECUTION OF SUPPLEMENTAL INDENTURES.

         Upon the request of the Company, accompanied by Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Section 9.1, may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof.

         Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall transmit by mail, first-class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Securityholders as their names and addresses appear upon the Securities Register. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.


                       ARTICLE XII. SUCCESSOR CORPORATION


12.1     COMPANY MAY CONSOLIDATE, ETC.

         The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures issued under this Indenture; (ii) immediately after giving effect thereto, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (iii) such successor Person expressly assumes the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept and performed by the Company by executing and delivering a supplemental indenture in form and substance satisfactory to the Trustee.

12.2     SUCCESSOR SUBSTITUTED.

          (a) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon consent of the Trustee and the assumption by the successor Person by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and interest on all of the Junior Subordinated Debentures Outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named as the Company herein, and thereupon the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Junior Subordinated Debentures.

          (b) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition such changes in phraseology and form (but not in substance) may be made in the Junior Subordinated Debentures thereafter to be issued as may be appropriate.

          (c) Nothing contained in this Indenture or in any of the Junior Subordinated Debentures will prevent the Company from merging into itself or acquiring by purchase or otherwise all or any part of the property of any other Person (whether or not affiliated with the Company).

12.3     EVIDENCE OF CONSOLIDATION, ETC., TO TRUSTEE.


         The Trustee, subject to the provisions of Section 9.1, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article.

                    ARTICLE XIII. SATISFACTION AND DISCHARGE


13.1     SATISFACTION AND DISCHARGE OF INDENTURE.

         If at any time: (a) the Company shall have delivered to the Trustee for cancellation all Junior Subordinated Debentures theretofore authenticated (other than any Junior Subordinated Debentures that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.8) and Junior Subordinated Debentures for whose payment money or Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Company (and thereupon repaid to the Company or discharged from such trust, as provided in Section 13.5); or (b) all such Junior Subordinated Debentures not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit or cause to be deposited with the Trustee as trust funds the entire amount in moneys or Governmental Obligations sufficient or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay at maturity or upon redemption all Junior

Subordinated Debentures not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company; then this Indenture shall thereupon cease to be of further effect except for the provisions of Sections 2.2, 2.3, 2.4, 2.5, 4.1, 4.2, 4.3 and 9.10, that shall survive until the date of maturity or redemption date, as the case may be, and Sections 9.6 and 13.5, that shall survive to such date and thereafter, and the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

13.2     DISCHARGE OF OBLIGATIONS.

         If at any time all such Junior Subordinated Debentures not theretofore delivered to the Trustee for cancellation or that have not become due and payable as described in Section 13.1 shall have been paid by the Company by depositing irrevocably with the Trustee, as trust funds, moneys or an amount of Governmental Obligations sufficient to pay at maturity or upon redemption all such Junior Subordinated Debentures not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then after the date such moneys or Governmental Obligations, as the case may be, are deposited with the Trustee the obligations of the Company under this Indenture shall cease to be of further effect except for the provisions of Sections 2.2, 2.3, 2.4, 2.5, 4.1, 4.2, 4.3, 9.6, 9.10 and 13.5 hereof that shall survive until such Junior Subordinated Debentures shall mature and be paid. Thereafter, Sections 9.6 and 13.5 shall survive.

13.3     DEPOSITED MONEYS TO BE HELD IN TRUST.

         All monies or Governmental Obligations deposited with the Trustee pursuant to Sections 13.1 or 13.2 shall be held in trust and shall be available for payment as due, either directly or through any paying agent (including the Company acting as its own paying agent), to the Holders of the Junior Subordinated Debentures for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee.

13.4     PAYMENT OF MONIES HELD BY PAYING AGENTS.

         In connection with the satisfaction and discharge of this Indenture all moneys or Governmental Obligations then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

13.5     REPAYMENT TO COMPANY.

         Any monies or Governmental Obligations deposited with any paying agent or the Trustee, or then held by the Company in trust for payment of principal of or interest on the Junior Subordinated Debentures that are not applied but remain unclaimed by the Holders of such Junior Subordinated Debentures for at least two years after the date upon which the principal of or interest on such Junior Subordinated Debentures shall have respectively become due and payable, shall be repaid to the Company
on           of each year or (if then held by the Company) shall be discharged from such trust; and thereupon the paying agent and the Trustee shall be released from all further liability with respect to such moneys or Governmental Obligations, and the Holder of any of the Junior Subordinated Debentures entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof.

  ARTICLE XIV. IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS


14.1     NO RECOURSE.

         No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Junior Subordinated Debenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Junior Subordinated Debentures or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Junior Subordinated Debentures or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Junior Subordinated Debentures.

                      ARTICLE XV. MISCELLANEOUS PROVISIONS

15.1     EFFECT ON SUCCESSORS AND ASSIGNS.

         All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

15.2     ACTIONS BY SUCCESSOR.

         Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

15.3     SURRENDER OF COMPANY POWERS.

         The Company by instrument in writing executed by authority of 2/3 (two-thirds) of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company and as to any successor corporation.

15.4     NOTICES.

         Except as otherwise expressly provided herein any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Junior Subordinated Debentures to or on the Company may be given or served by being deposited first-class postage prepaid in a post-office letterbox addressed (until another address is filed in writing by the Company with the Trustee), as follows: c/o Mercantile Bank Corporation, 216 North Division Avenue, Grand Rapids, Michigan, 49503 Attention:
Chairman. Any notice, election, request or demand by the Company or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

15.5     GOVERNING LAW.

         This Indenture and each Junior Subordinated Debenture shall be deemed to be a contract made under the internal laws of the State of Michigan and for all purposes shall be construed in accordance with the laws of said state, provided that the duties, rights, immunities and the standard of care of the Trustee shall be governed by Delaware law.

15.6     TREATMENT OF JUNIOR SUBORDINATED DEBENTURES AS DEBT.

         It is intended that the Junior Subordinated Debentures will be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.

15.7     COMPLIANCE CERTIFICATES AND OPINIONS.

          (a) Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

          (b) Every certificate or opinion delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that each such certificate shall comply with the provisions of Section 314 of the Trust Indenture Act.

15.8     PAYMENTS ON BUSINESS DAYS.

         In any case where the date of maturity of interest or principal of the Junior Subordinated Debentures or the date of redemption of the Junior Subordinated Debentures shall not be a Business Day, then payment of interest or principal will be made on the next succeeding Business Day (without any additional interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable.

15.9     CONFLICT WITH TRUST INDENTURE ACT.

         If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

15.10    COUNTERPARTS.

         This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

15.11    SEPARABILITY.

         In case any one or more of the provisions contained in this Indenture or in the Junior Subordinated Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of the Junior Subordinated Debentures, but this Indenture and the Junior Subordinated Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         15.12    ASSIGNMENT.

         The Company will have the right at all times to assign any of its respective rights or obligations under this Indenture to a direct or indirect wholly-owned Subsidiary of the Company, provided that, in the event of any such assignment, the Company will remain liable for all such obligations. Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties hereto.

         15.13    ACKNOWLEDGMENT OF RIGHTS.

         The Company acknowledges that, with respect to any Junior Subordinated Debentures held by the Trust or a trustee of the Trust, if the Property Trustee of the Trust fails to enforce its rights under this Indenture as the Holder of the Junior Subordinated Debentures held as the assets of the Trust, any holder of Preferred Securities may institute legal proceedings directly against the Company to enforce such Property Trustee's rights under this Indenture without first instituting any legal proceedings against such Property Trustee or any other Person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), the Company acknowledges that a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder on or after the respective due date specified in the Junior Subordinated Debentures. This
Section 15.13 may not be amended without the prior written consent of the holders of all of the Preferred Securities.

ARTICLE XVI. SUBORDINATION OF JUNIOR SUBORDINATED DEBENTURES

         16.1     AGREEMENT TO SUBORDINATE.

         The Company covenants and agrees, and each Holder of Junior Subordinated Debentures issued hereunder by such Holder's acceptance thereof likewise covenants and agrees, that all Junior Subordinated Debentures shall be issued subject to the provisions of this Article Sixteen; and each Holder, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

         The payment by the Company of the principal of and interest on all Junior Subordinated Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior and Subordinated Debt, whether outstanding at the date of this Indenture or thereafter incurred.

         No provision of this Article XVI shall prevent the occurrence of any default or Event of Default hereunder.

         16.2     DEFAULT ON SENIOR AND SUBORDINATED DEBT.

         In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior and Subordinated Debt of the Company or in the event that the maturity of any Senior and Subordinated Debt of the Company has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the principal of or interest on the Junior Subordinated Debentures.

         In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section 16.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior and Subordinated Debt or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior and Subordinated Debt may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior and Subordinated Debt (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior and Subordinated Debt and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior and Subordinated Debt.

         16.3     LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior and Subordinated Debt of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal or interest on the Junior Subordinated Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled to receive from the Company, except for the provisions of this Article Sixteen, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under the Indenture if received by them or it, directly to the holders of Senior and Subordinated Debt of the Company (pro rata to such holders on the basis of the respective amounts of Senior and Subordinated Debt held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior and Subordinated Debt may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior and Subordinated Debt in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior and Subordinated Debt, before any payment or distribution is made to the Holders or to the Trustee.

         In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior and Subordinated Debt of the

Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior and Subordinated Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior and Subordinated Debt may have been issued, and their respective interests may appear, as calculated by the Company, for application to the payment of all Senior and Subordinated Debt of the Company, as the case may be, remaining unpaid to the extent necessary to pay such Senior and Subordinated Debt in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior and Subordinated Debt.

         For purposes of this Article XVI, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Sixteen with respect to the Junior Subordinated Debentures to the payment of all Senior and Subordinated Debt of the Company, as the case may be, that may at the time be outstanding, provided that (i) such Senior and Subordinated Debt is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior and Subordinated Debt are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article XII of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 16.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Twelve of this Indenture. Nothing in Section 16.2 or in this Section
16.3 shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 9.6 of this Indenture.

         16.4     SUBROGATION.

         Subject to the payment in full of all Senior and Subordinated Debt of the Company, the rights of the Holders of the Junior Subordinated Debentures shall be subrogated to the rights of the holders of such Senior and Subordinated Debt to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior and Subordinated Debt until the principal of and interest on the Junior Subordinated Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior and Subordinated Debt of any cash, property or securities to which the Holders of the Junior Subordinated Debentures or the Trustee would be entitled except for the provisions of this
Article XVI, and no payment over pursuant to the provisions of this Article XVI to or for the benefit of the holders of such Senior and Subordinated Debt by Holders of the Junior Subordinated Debentures or the Trustee, shall, as between the Company, its creditors other than holders of Senior and Subordinated Debt of the Company, and the Holders of the Junior Subordinated Debentures, be deemed to be a payment by the Company to or on account of such Senior and Subordinated Debt. It is understood that the provisions of this Article XVI are and are intended solely for the purposes of defining the relative rights of the Holders of the

Junior Subordinated Debentures, on the one hand, and the holders of such Senior and Subordinated Debt on the other hand.

         Nothing contained in this Article XVI or elsewhere in this Indenture or in the Junior Subordinated Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior and Subordinated Debt of the Company, and the Holders of the Junior Subordinated Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Junior Subordinated Debentures the principal of and interest on the Junior Subordinated Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Junior Subordinated Debentures and creditors of the Company, other than the holders of Senior and Subordinated Debt of the Company, nor shall anything herein or therein prevent the Trustee or the Holder of any Junior Subordinated Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Sixteen of the holders of such Senior and Subordinated Debt in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

         Upon any payment or distribution of assets of the Company referred to in this Article XVI, the Trustee, subject to the provisions of Section 9.1, and the Holders of the Junior Subordinated Debentures shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Junior Subordinated Debentures, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior and Subordinated Debt and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XVI.

         16.5     TRUSTEE TO EFFECTUATE SUBORDINATION.

         Each Holder of Junior Subordinated Debentures by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XVI and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

         16.6     NOTICE BY THE COMPANY.

         The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Junior Subordinated Debentures pursuant to the provisions of this Article XVI. Notwithstanding the provisions of this Article Sixteen or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Junior Subordinated Debentures pursuant to the provisions of this Article XVI, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior and Subordinated Debt or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 16.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Junior Subordinated Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

         The Trustee, subject to the provisions of Section 9.1, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior and Subordinated Debt of the Company (or a trustee on behalf of such holder), to establish that such notice has been given by a holder of such Senior and Subordinated Debt or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior and Subordinated Debt to participate in any payment or distribution pursuant to this Article XVI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior and Subordinated Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XVI, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         16.7     RIGHTS OF THE TRUSTEE; HOLDERS OF SENIOR AND SUBORDINATED
DEBT.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XVI in respect of any Senior and Subordinated Debt at any time held by it, to the same extent as any other holder of Senior and Subordinated Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         With respect to the holders of Senior and Subordinated Debt of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XVI, and no implied covenants or obligations with respect to the holders of such Senior and Subordinated Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior and Subordinated Debt and, subject to the provisions of Section 9.1, the Trustee shall not be liable to any holder of such Senior and Subordinated Debt if it shall pay over or deliver to Holders of Junior Subordinated Debentures, the Company or any other Person money or assets to which any holder of such Senior and Subordinated Debt shall be entitled by virtue of this Article XVI or otherwise.

         16.8     SUBORDINATION MAY NOT BE IMPAIRED.

         No right of any present or future holder of any Senior and Subordinated Debt of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior and Subordinated Debt of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Junior Subordinated Debentures, without incurring responsibility to the Holders of the Junior Subordinated Debentures and without impairing or releasing the subordination provided in this Article XVI or the obligations hereunder of the Holders of the Junior Subordinated Debentures to the holders of such Senior and Subordinated Debt, do any one or more of the following:(i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior and Subordinated Debt, or otherwise amend or supplement in any manner such Senior and Subordinated Debt or any instrument evidencing the same or any agreement under which such Senior and Subordinated Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior and Subordinated Debt; (iii) release any Person liable in any manner for the collection of such Senior and Subordinated Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                            MERCANTILE BANK CORPORATION


                                            By:_________________________________
                                                 Name:  Gerald R. Johnson, Jr.
                                                        Title: Chairman of the
                                                               Board and Chief
                                                               Executive Officer

                                            WILMINGTON TRUST COMPANY,
                                            AS TRUSTEE



                                            By:____________________________

                                            Name:__________________________

                                            Title:_________________________

STATE OF MICHIGAN          )
                           )ss:
COUNTY OF KENT             )

         On the         day of             , 1999, before me personally came
Gerald R. Johnson, Jr., to me known, who, being by me duly sworn, did depose and say that he is the Chairman of MERCANTILE BANK CORPORATION, one of the corporations described in and which executed the above instrument; and that he signed his name thereto on behalf of said corporation by authority of the Board of Directors of said corporation.

         Witness my hand and official seal:



                                  _________________________________
                                  Notary Public
                                  My Commission Expires:________________________

STATE OF DELAWARE            )
                             )ss:
COUNTY OF NEWCASTLE          )

         On the         day of            , 1999, before me personally came
                      , to me known, who, being by me duly sworn, did depose and
say that he/she is the                         of WILMINGTON TRUST COMPANY, a
Delaware banking corporation described in and which executed the above instrument; and that he/she signed his/her name thereto on behalf of said entity.

         Witness my hand and official seal:




                                  __________________________________
                                  Notary Public
                                  My Commission Expires:________________________

                                    EXHIBIT A

                 (FORM OF FACE OF JUNIOR SUBORDINATED DEBENTURE)

         This Junior Subordinated Debenture is a [Global] Subordinated Debenture within the meaning of the Indenture hereinafter referred to and is registered in
the name of [          ] a Depositary or a nominee of a Depositary]. This Junior
Subordinated Debenture is exchangeable for Junior Subordinated Debentures
registered in the name of a person other than [        ] the Depositary or its
nominee] only in the limited circumstances described in the Indenture, and no transfer of this Junior Subordinated Debenture [(other than a transfer of this Junior Subordinated Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary)] may be registered except in such limited circumstances.

         [Unless this Junior Subordinated Debenture is presented by an authorized representative of Wilmington Trust Company (Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001) to the issuer or its agent for registration of transfer, exchange or payment, and any Junior Subordinated Debenture issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of Wilmington Trust Company (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of Wilmington Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.]

Certificate No.                                      Registered Principal Amount
_____________                                        $14,000,000
CUSIP No.


                           MERCANTILE BANK CORPORATION

                           % JUNIOR SUBORDINATED DEBENTURE
                                    DUE 2029

         Mercantile Bank Corporation, a Michigan corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Wilmington Trust Company, as Property Trustee, or registered assigns, the principal sum of
Fourteen Million Dollars ($14,000,000) on           , 2029 (which date may be
shortened as provided in the Indenture, the "Stated Maturity"), and to pay
interest on said principal sum from           , 1999, or from the most recent
interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on the 15th day of October, January, April and
July in each year commencing October 15, 1999, at the rate of      % per annum
until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per



                                       A-
annum compounded quarterly. The amount of each interest payment due with respect to the Junior Subordinated Debentures will include amounts accrued and unpaid through the date the interest payment is due. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Junior Subordinated Debenture is not a Business Day (as defined in the Indenture), then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Junior Subordinated Debenture (or one or more Predecessor Junior Subordinated Debentures, as defined in the Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the business day next preceding such Interest Payment Date unless otherwise provided in the Indenture. The principal of and the interest on this Junior Subordinated Debenture shall be payable at the office or agency of the Trustee (as defined in the Indenture) maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Registered Holder (as defined in the Indenture) at such address as shall appear in the Securities Register (as defined in the Indenture).Notwithstanding the foregoing, so long as the Holder of this Junior Subordinated Debenture is the Property Trustee (as defined in the Indenture), the payment of the principal of and interest on this Junior Subordinated Debenture will be made at such place and to such account as may be designated by the Property Trustee.

         The Stated Maturity may be shortened at any time by the Company to any
date not earlier than           , 2004, subject to the Company having received
prior approval of the Federal Reserve (as defined in the Indenture) if then required under applicable capital guidelines or policies of the Federal Reserve.

         The indebtedness evidenced by this Junior Subordinated Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior and Subordinated Debt (as defined in the Indenture), and this Junior Subordinated Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Junior Subordinated Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior and Subordinated Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.




                                       A-

         This Junior Subordinated Debenture shall not be entitled to any benefit under the Indenture, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Junior Subordinated Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated: __________, 1999                          MERCANTILE BANK CORPORATION



                                                 By:____________________________
                                                 Name:  Gerald R. Johnson, Jr.
                                                        Title: Chairman of the
                                                               Board and Chief
                                                               Executive Officer


ATTEST:


By:___________________________________

Name:  Robert B. Kaminski
       Title: Secretary

                     [FORM OF CERTIFICATE OF AUTHENTICATION]



                                       A-

                          CERTIFICATE OF AUTHENTICATION

         This is one of the Junior Subordinated Debentures described in the within-mentioned Indenture.

Dated: __________, 1999                                WILMINGTON TRUST COMPANY,
                                                       as Trustee



                                                       By:______________________
                                                            Authorized Signature



                                       A-

               [FORM OF REVERSE OF JUNIOR SUBORDINATED DEBENTURE]
                      _____% JUNIOR SUBORDINATED DEBENTURE
                                   (CONTINUED)

         This Junior Subordinated Debenture is one of the junior subordinated debentures of the Company (herein sometimes referred to as the "Junior Subordinated Debentures"), specified in the Indenture, all issued under and
pursuant to a Subordinated Indenture dated as of           , 1999 (the
"Indenture") duly executed and delivered between the Company and Wilmington Trust Company, as Trustee (the "Trustee"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Junior Subordinated Debentures. The Junior Subordinated Debentures are limited in aggregate principal amount as specified in the Indenture.

         Because of the occurrence and continuation of a Special Event (as defined in the Indenture), in certain circumstances, this Junior Subordinated Debenture may become due and payable at the option of the Company at the principal amount together with any interest accrued thereon (the "Redemption Price").The Redemption Price shall be paid prior to 2:00 p.m. Detroit, Michigan time, on the date of such redemption or at such earlier time as the Company determines.

         The Company shall have the right to redeem this Junior Subordinated Debenture at the option of the Company, in whole or in part, from time to time,
on or after           , 2004, at a redemption price equal to 100% of the
principal amount to be redeemed plus any accrued but unpaid interest thereon to the date of such redemption. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice. If the Junior Subordinated Debentures are only partially redeemed by the Company pursuant to this paragraph, the Junior Subordinated Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Junior Subordinated Debentures are registered as a Global Subordinated Debenture (as defined in the Indenture), the Depositary (as defined in the Indenture) shall determine the principal amount of such Junior Subordinated Debentures held by each Junior Subordinated Debenture Holder to be redeemed in accordance with its procedures.

         In the event of redemption of this Junior Subordinated Debenture in part only, a new Junior Subordinated Debenture for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         In case an Event of Default (as defined in the Indenture), shall have occurred and be continuing, the principal of all of the Junior Subordinated Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Junior Subordinated Debentures at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner




                                       A-
or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Junior Subordinated Debentures; provided, however, that no such supplemental indenture shall (i) change the stated maturity of the Junior Subordinated Debentures except as provided in the Indenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the Holder of each Junior Subordinated Debenture so affected, or (ii) reduce the aforesaid percentage of Junior Subordinated Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Junior Subordinated Debenture then Outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Junior Subordinated Debentures at the time Outstanding, on behalf of all of the Holders of the Junior Subordinated Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or interest on any of the Junior Subordinated Debentures. Any such consent or waiver by the registered Holder of this Junior Subordinated Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Junior Subordinated Debenture and of any Junior Subordinated Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Junior Subordinated Debenture. No reference herein to the Indenture and no provision of this Junior Subordinated Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Junior Subordinated Debenture at the time and place and at the rate and in the money herein prescribed.

         The Company shall have the right at any time during the term of the Junior Subordinated Debentures and from time to time to extend the interest payment period of such Junior Subordinated Debentures for up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Junior Subordinated Debentures to the extent that payment of such interest is enforceable under applicable law).Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Stated Maturity. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period.

         The Company has agreed that if at any time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an Event of Default and (b) in respect to which the Company shall not have taken reasonable steps to cure, or (ii) the Company shall have given notice of its election of an Extended Interest Payment Period as provided herein and shall not have rescinded such notice, or such Extended Interest Payment Period, or any extension thereof, shall be continuing; or (iii) while the Junior Subordinated Debentures are held by the Trust, the Company shall be in default with respect to its payment of any obligation under the Preferred Securities Guarantee,



                                       A-
then the Company will not (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (2) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including the Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock, (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Preferred Securities Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees).

         As provided in the Indenture and subject to certain limitations therein set forth, this Junior Subordinated Debenture is transferable by the registered Holder hereof on the Securities Register of the Company, upon surrender of this Junior Subordinated Debenture for registration of transfer at the office or agency of the Trustee accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Junior Subordinated Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Trustee and the Company may require payment of a sum sufficient to cover any expense, tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Junior Subordinated Debenture, the Company, the Trustee, any paying agent and the Securities Registrar (as defined in the Indenture) may deem and treat the Registered Holder hereof as the absolute owner hereof (whether or not this Junior Subordinated Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Securities Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Securities Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Junior Subordinated Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Junior Subordinated Debentures are issuable only in registered form without coupons in denominations of $10 and any integral multiple thereof.[This Global Subordinated Debenture is exchangeable for Junior Subordinated Debentures in definitive form only under certain limited


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

circumstances set forth in the Indenture. Junior Subordinated Debentures so issued are issuable only in registered form without coupons in denominations of $10 and any integral multiple thereof.]

         All terms used in this Junior Subordinated Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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